                                                                     Exhibit 5.6



                      [LIONEL SAWYER & COLLINS LETTERHEAD]




                                February 8, 2000




Citadel Communications Corporation
City Center West
7201 West Lake Mead Boulevard
Suite 400
Las Vegas, Nevada 89128

Eckert Seamans Cherin & Mellott, LLC
600 Grant Street
44th Floor
Pittsburgh, Pennsylvania 15219

         Re: Offering of Common Stock of Citadel Communications Corporation, a Nevada corporation (the "Company")
                  --------------------------------------------------


Ladies and Gentlemen:

         You have requested our opinion as special Nevada counsel for the Company in connection with the offering of up to 4,750,000 shares of newly issued shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and if the Underwriters' (as set forth on the attached Exhibit
1), over-allotment is exercised, up to 500,000 shares of the Company's common stock by certain stockholders of the Company ("Selling Stockholders"), as set forth on Schedule 2 to the Underwriting Agreement (defined below) (the "Selling Stockholders' Shares"), to be offered to the public under the Registration Statement on Form S-3 (File No. 333-92593) filed by the Company, Citadel Broadcasting Company, a Nevada corporation ("Broadcasting"), CCC Capital Trust I, and CCC Capital Trust II with the Securities and Exchange Commission ("SEC"), on December 13, 1999, and as amended by Amendment No. 1 thereto filed with the SEC on January 10, 2000 (the "Registration Statement"). The Registration Statement includes a base prospectus relating to offerings of common stock and preferred stock of the Company and is supplemented by a prospectus supplement dated February 8, 2000 (the "Prospectus Supplement", and when taken together with said base prospectus, the "Prospectus").

LIONEL SAWYER & COLLINS
  ATTORNEYS AT LAW



Citadel Communications Corporation and
Eckert Seamans Cherin & Mellott, LLC
February 8, 2000
Page 2



         This Opinion Letter ("Opinion Letter"), is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Accord. The Law covered by the opinions expressed herein is limited to the State of Nevada.

         We have examined originals or copies of each of the documents listed below:

         1. Certificate of Corporate Existence of the Company from the Nevada Secretary of State dated February 1, 2000.

         2. The Eighth Amended and Restated Articles of Incorporation of the Company, certified by the Nevada Secretary of State as of February 1, 2000.

         3. The Amended and Restated Bylaws of the Company dated June 26, 1998, certified as of the date hereof by the Secretary of the Company.

         4. Resolutions of the Board of Directors of the Company, certified as of the date hereof by the Assistant Secretary of the Company, and as set forth on the Assistant Secretary's Certificate attached hereto as Exhibit 2.

         5.       The Registration Statement.

         6.       The Prospectus.

         7. The Underwriting Agreement by and between the Company, the Selling Stockholders, and the Underwriters dated February 8, 2000 (the "Underwriting Agreement").

         We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this Opinion Letter. We have relied upon the certificates of all public officials and corporate officers, including, but not limited to, the certificate of the Assistant Secretary of the Company, attached hereto as Exhibit 1, with respect to the accuracy of all factual matters contained therein.

         We have assumed that the Company's business is as set forth in the Registration Statement (which for purposes of this opinion shall include the documents filed by the Company with the Securities and Exchange Commission set forth on Exhibit 3 attached hereto), and the Prospectus Supplement.

LIONEL SAWYER & COLLINS
  ATTORNEYS AT LAW



Citadel Communications Corporation and
Eckert Seamans Cherin & Mellott, LLC
February 8, 2000
Page 3



         Based upon the foregoing, and subject to the following, it is our opinion that:

         1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

         2. The Common Stock, when issued, delivered and paid for in accordance with the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         3. The Selling Stockholders' Shares have been duly authorized and validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                           Very truly yours,


                           /s/ Lionel Sawyer & Collins
                           ---------------------------
                           LIONEL SAWYER & COLLINS
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LIONEL SAWYER & COLLINS
  ATTORNEYS AT LAW



                                   Exhibit 1

                                THE UNDERWRITERS



                     Credit Suisse First Boston Corporation
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                       Prudential Securities Incorporated
                           Salomon Smith Barney Inc.
                      FleetBoston Robertson Stephens Inc.
                         Banc of America Securities LLC
                            Bear, Stearns & Co. Inc.
                         Deutsche Bank Securities Inc.
              Donaldson, Lufkin & Jenrette Securities Corporation
                          First Union Securities, Inc.
                              Goldman, Sachs & Co.
                                ING Barings LLC
                            Lazard Freres & Co. LLC
                           Thomas Weisel Partners LLC

LIONEL SAWYER & COLLINS
  ATTORNEYS AT LAW





                                   Exhibit 2
                                   ---------
                       ASSISTANT SECRETARY'S CERTIFICATE
                                (to be attached)



                                   Exhibit 3
                                   ---------
                CERTAIN DOCUMENTS FILED BY THE COMPANY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
    Exhibit 3 deleted but on file in the offices of Lionel Sawyer & Collins



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                       CITADEL COMMUNICATIONS CORPORATION
                       ASSISTANT SECRETARY'S CERTIFICATE


     The undersigned, Susan M. Kaiser, Assistant Secretary of Citadel Communications Corporation, a Nevada corporation (the "Company"), does hereby certify as of the date hereof as follows:

     1. I am the duly appointed and presently acting Assistant Secretary of the Company and as such have had access to the corporate records of the Company and am familiar with the matters therein contained and herein certified.

     2. Attached hereto as Exhibit "A" is a true, correct and complete copy of resolutions duly adopted by the board of directors of the Company, as of January 18, 2000, authorizing and approving the issuance of shares of the Company's common stock (the "Shares"). These resolutions remain in full force and effect and have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof.

     3. Immediately prior to the Shares being issued, the number of shares of the Company's common stock issued and outstanding or otherwise reserved through options, warrants, conversion rights or other agreements or contractual arrangements entitling the holders or parties thereto to receive shares of the Company's common stock will not exceed 37,000,000.

     4. Attached hereto as Exhibit "B" are true, correct and complete copies of resolutions duly adopted by the board of directors of the Company, dated February 21, 1994; December 21, 1994; June 28, 1996; December 18, 1996;
November 25, 1997; and January 16, 1999, respectively, authorizing and approving the issuance of stock to: (1) certain persons or entities that have elected to register and sell some or all of their stock in the Company (the "Selling Stockholders' Shares") or (2) such stockholders' predecessors in interest. These resolutions remain in full force and effect and, except as set forth herein or in exhibits hereto, have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof. The consideration recited in such resolutions has been received by the Company and the Selling Stockholders' Shares have been issued and delivered.

     5. Attached hereto as Exhibit "C" are true, correct and complete copies of resolutions duly adopted by the board of directors of the Company on October 1, 1993, December 21, 1994, and June 15, 1998, authorizing and approving, respectively, the issuance of 6 shares of the Company's stock for each share of the Company's stock held at such time, the issuance of 4 shares of the Company's stock for each share of the Company's stock held at such time, and the issuance of 3 shares of the Company's stock for each share of the Company's stock held at such time, respectively. These resolutions remain in full force and effect and, except as set forth herein or in Exhibits hereto, have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof.

     6. Attached hereto as Exhibit "D" are true and correct copies of stock certificates issued and delivered to: Rio Bravo Enterprise Associates, L.P.; Donna L. Heffner; D. Robert Proffitt; Stuart R. Stanek; Peter J. Benedetti; DVS Management, Inc. (collectively, the "Certificates"). The Certificates have not been cancelled, voided, revoked, or otherwise redeemed in any way by the Company.




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     7.   Attached hereto as Exhibit "E" is a true, correct and complete copy of the Company's Amended and Restated Bylaws, adopted June 26, 1998. These Amended and Restated Bylaws remain in full force and effect, and have not been amended, modified or supplemented.

     8. True, correct and complete stock ledgers of the Company for the period from the inception of the Company until June 28, 1998, have been made available to Lionel Sawyer & Collins.


     IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of February, 2000.


                                            /s/ Susan M. Kaiser
                                            ------------------------------------
                                            Susan M. Kaiser, Assistant Secretary








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                                   Exhibit A
                           Stock Issuance Resolution
    Exhibit A deleted but on file in the offices of Lionel Sawyer & Collins


                                   Exhibit B
                     Shareholder Stock Issuance Resolutions
    Exhibit B deleted but on file in the offices of Lionel Sawyer & Collins

                                   Exhibit C
                            Stock Split Resolutions
    Exhibit C deleted but on file in the offices of Lionel Sawyer & Collins

                                   Exhibit D
  True and correct copies of Selling Shareholders' stock certificates offered
    Exhibit D deleted but on file in the offices of Lionel Sawyer & Collins

                                   Exhibit E
                          Amended and Restated Bylaws
    Exhibit E deleted but on file in the offices of Lionel Sawyer & Collins